UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

Aviragen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2016, Aviragen Therapeutics, Inc. (formerly known as Biota Pharmaceuticals, Inc.) (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Charter Amendment amended the Company’s Certificate of Incorporation to effect a change of the Company’s corporate name from “Biota Pharmaceuticals, Inc.” to “Aviragen Therapeutics, Inc.” (the “Name Change”). The Name Change was approved by the Company’s board of directors on April 11, 2016.

In connection with the Name Change, the Company also amended its bylaws (the “Bylaws Amendment”) to reflect the new corporate name. A copy of the Bylaws Amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 – Other Events

In connection with the Name Change, the new symbol of the Company is AVIR and the new CUSIP number for the Company’s common stock is 053761102.

On April 12, 2016, the Company issued a press release announcing the Name Change, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description
3.1

Certificate of Amendment of the Certificate of Incorporation of Aviragen Therapeutics, Inc. (f/k/a Biota Pharmaceuticals, Inc.), as filed with the Secretary of State of the State of Delaware on April 11, 2016.

3.2	Certificate of Amendment to Bylaws of Aviragen Therapeutics, Inc. (f/k/a Biota Pharmaceuticals, Inc.), dated April 11, 2016.

99.1	Press release dated April 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aviragen Therapeutics, Inc.
Date: April 13, 2016	/s/ Joseph M Patti
	Name:	Joseph M Patti
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Aviragen Therapeutics, Inc. (f/k/a Biota Pharmaceuticals, Inc.), as filed with the Secretary of State of the State of Delaware on April 11, 2016.

3.2	Certificate of Amendment to Bylaws of Aviragen Therapeutics, Inc. (f/k/a Biota Pharmaceuticals, Inc.), dated April 11, 2016.

99.1	Press release dated April 12, 2016.